Exhibit 5.1

OPINION OF WILSON SONSINI GOODRICH & ROSATI

PROFESSIONAL CORPORATION

November 7, 2013

Twitter, Inc.

1355 Market Street, Suite 900

San Francisco, California 94103

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Twitter, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of 68,300,000 shares of the Company’s common stock (“Common Stock”) reserved for issuance pursuant to the Twitter, Inc. 2013 Equity Incentive Plan, 12,000,000 shares of Common Stock reserved for issuance pursuant to the Twitter, Inc. 2013 Employee Stock Purchase Plan, 132,097,678 shares of Common Stock reserved for issuance pursuant to the Twitter, Inc. 2007 Equity Incentive Plan, 9,585 shares of Common Stock reserved for issuance pursuant to the Twitter, Inc. 2011 Acquisition Option Plan, 452,867 shares of Common Stock reserved for issuance pursuant to the Bluefin Labs, Inc. 2008 Stock Plan, 319,630 shares of Common Stock reserved for issuance pursuant to the Crashlytics, Inc. 2011 Stock Plan, 95,856 shares of Common Stock reserved for issuance pursuant to the Mixer Labs, Inc. 2008 Stock Plan, and 1,228,916 shares of Common Stock reserved for issuance pursuant to the MoPub Inc. 2010 Equity Incentive Plan (which plans are referred to herein as the “Plans” and which shares of Common Stock are referred to herein as the “Shares”).

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid, and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.